    As filed with the Securities and Exchange Commission on January 18, 2001
                                                      Registration No. 333-45564


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                            BLUESTONE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                     22-2964141
      (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                      Identification No.)

                            BLUESTONE SOFTWARE, INC.
                                300 STEVENS DRIVE
                        PHILADELPHIA, PENNSYLVANIA 19113
                    (Address of principal executive offices)

                            -------------------------

                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                         -------------------------------
                            PAUL T. PORRINI, ESQUIRE
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            BLUESTONE SOFTWARE, INC.
                                300 STEVENS DRIVE
                        PHILADELPHIA, PENNSYLVANIA 19113
                     (Name and address of agent for service)
                                 (610) 915-5005
          (Telephone number, including area code of agent for service)

                                    copy to:
                          Michael P. Gallagher, Esquire
                               Pepper Hamilton LLP
                         1235 Westlakes Drive, Suite 400
                                Berwyn, PA 19312

      Upon its effectiveness on September 11, 2000, this Registration Statement on Form S-8 of Bluestone Software, Inc. ("Bluestone"), Registration No. 333-45564 (the "Registration Statement"), covered 600,000 shares of Bluestone common stock, $0.001 par value ("Common Stock"), related to shares issued or to be issued under Bluestone's 2000 Employee Stock Purchase Plan.

      In connection with the merger of Beta Acquisition Corporation, a wholly owned subsidiary of Hewlett-Packard Company, with and into Bluestone, pursuant to the Agreement and Plan of Merger among Hewlett-Packard Company, Beta Acquisition Corporation and Bluestone dated as of October 24, 2000, the offering to which the Registration Statement relates was terminated.

      Bluestone hereby deregisters 586,417 shares of Common Stock originally registered under the Registration Statement which remained unsold at the termination of the offering to which the Registration Statement relates.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania on the date indicated.

                                    BLUESTONE SOFTWARE, INC.


Date:  January 18, 2001             By: /s/ Paul T. PORRINI
                                       ----------------------------------------
                                       Paul T. Porrini
                                       Senior Vice President and General Counsel

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the 18th day of January, 2001.

      NAME                                      TITLE

/s/ P. Kevin Kilroy*
-----------------------------             Chairman and Chief Executive
P. Kevin Kilroy                           Officer and Director (Principal
                                          Executive Officer)

/s/ S. Craig Huke*
----------------------------              Senior Vice President and
S. Craig Huke                             Chief Financial Officer (Principal
                                          Financial and Accounting Officer)

/s/ P. Melan Baida*                       Director
----------------------------
P. Melan Baiada


/s/ Gregory M. Case*                      Director
---------------------------
Gregory M. Case


/s/ William C. Hulley*                    Director
---------------------------
William C. Hulley


/s/ Andrew J. Filipowski*                 Director
---------------------------
Andrew J. Filipowski


/s/ Paul E. Blondin*                      Director
---------------------------
Paul E. Blondin


* By: Paul T. Porrini
     ----------------------
      Attorney-in-fact